As filed with the Securities and Exchange Commission on March 21, 1997
                                                      Registration No. 333-
                                                                           -----


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       Allied Capital Lending Corporation
             (Exact name of registrant as specified in its charter)

          Maryland                                        52-1081052
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

       1666 K Street, N.W.
         Washington, D.C.                                    20006
----------------------------------------    ------------------------------------
(Address of principal executive offices)                   (Zip Code)

             Allied Capital Lending Corporation  Stock Option Plan
                            (Full title of the plan)

                              Katherine C. Marien
                       c/o Allied Capital Advisers, Inc.
                              1666 K Street, N.W.
                             Washington, D.C. 20006
                    (Name and address of agent for service)
                                 (202) 331-1112
         (Telephone number, including area code, of agent for service)

                        Calculation of Registration Fee

==========================================================================================================
                                               Proposed              Proposed
       Title of           Amount to             Maximum              Maximum                 Amount of
   Securities to be     be Registered     Offering Price Per    Aggregate Offering       Registration Fee
      Registered                                 Unit                 Price
----------------------------------------------------------------------------------------------------------
  common stock             504,860                16                 8,077,760*             $2,447.81
==========================================================================================================

*Included solely for the purpose of calculating the registration fee. Such estimate has been calculated in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933 and is based upon the average of the high and low price per share of Allied Capital Lending Corporation Common Stock on the Nasdaq National Market System on March 18, 1997.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

                                    PART II

Form S-8.

Item 3.  Incorporation of Documents by Reference

         The Registrant, Allied Capital Lending Corporation (the "Company"), and the Allied Capital Lending Corporation Stock Option Plan (the "Plan") incorporate herein by reference the documents listed in (a) through (c) below:

         (a)     The Company's Annual Report on Form 10-K filed pursuant to
                 Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") for the fiscal year ended December 31, 1995 and the Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1996;

         (b) All other reports of the Company and the Plan filed pursuant to Section 13(a) or 15(d) of the 1934 Act since December 31, 1995; and

         (c) The description of the Company's common stock contained in the registration statement on Form 8-A filed by the Company on November 12, 1993.

         All reports and documents subsequently filed with the Securities and Exchange Commission (the "Commission") by the Company and the Plan subsequent to the date of this registration statement pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of those documents. The Company will deliver without charge, upon written or oral request, a copy of any and all information that is incorporated herein by reference. Such request should be made to Suzanne Sparrow.

Item 4.  Description of Securities

         The securities being registered are shares of the Company's common stock.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6. Indemnification of Directors and Officers

         The corporation law of the State of Maryland, under which the Company is incorporated, permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, subject to specified restrictions. The law does not, however, allow the liability of directors and officers to a corporation or its stockholders to be limited to the extent that: (1) it is proved that the person actually received an improper benefit or profit from the transactions or matter at issue; (2) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Articles of Incorporation of the Company contain a provision limiting the liability of its directors and officers to the Company and its shareholders to the fullest extent permitted from time to time by the laws of Maryland.

         The Maryland corporation law also permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they have been or may be made a party by reason of their service in those or other capacities unless it is established that the act or omissions of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, or the director or officer actually received an improper personal benefit, or, in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The Company's Articles of Incorporation require the Company to indemnify its directors and officers to the fullest extent permitted from time to time by the laws of Maryland.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         See Exhibit Index.

Item 9.  Undertakings

         (a) Rule 415 Offering. The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                          provided, however, that paragraphs (a)(1)(i) and
                          (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and each filing of the Plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
                 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               POWERS OF ATTORNEY

         LET IT BE KNOWN that each officer or director whose signature appears in paragraph (b) under "SIGNATURES" below appoints Jon A. DeLuca and Katherine
C. Marien, jointly and severally, his/her attorneys-in-fact, with power of substitution, for him/her in all capacities, to sign amendments and post-effective amendments to the Registration Statement of the Allied Capital Lending Corporation Stock Option Plan and to file such amendments with exhibits with the Securities and Exchange Commission, hereby ratifying all that each attorney-in-fact may do or cause to be done by virtue of this power.

                                   SIGNATURES

         (a) THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on the 18th day of March, 1997.

                                  ALLIED CAPITAL LENDING CORPORATION

                                  By: /s/Katherine C. Marien
                                      --------------------------
                                      Name:  Katherine C. Marien
                                      Title: President

         (b) Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

 /s/William L. Walton                      Chairman and                       March 18, 1997
---------------------------------          Chief Executive Officer
    William L. Walton                      (Principal Executive Officer)

 /s/Katherine C. Marien                    Director, President, and           March 18, 1997
---------------------------------          Chief Operating Officer
    Katherine C. Marien

 /s/Jon W. Barker                          Director                           March 18, 1997
---------------------------------
    Jon W. Barker

 /s/Eleanor Deane Bierbower                Director                           March 18, 1997
---------------------------------
    Eleanor Deane Bierbower

 /s/Robert V. Fleming II                   Director                           March 18, 1997
---------------------------------
    Robert V. Fleming II

 /s/Arthur H. Keeney III                   Director                           March 18, 1997
---------------------------------
    Arthur H. Keeney III

 /s/Anthony T. Garcia                      Director                           March 18, 1997
---------------------------------
    Anthony T. Garcia

 /s/                                       Director                           ____________
---------------------------------
    Robin B. Martin

 /s/George C. Williams                     Director                           March 18, 1997
---------------------------------
    George C. Williams

 /s/Jon A. DeLuca                          Executive Vice President           March 18, 1997
---------------------------------          and Chief Financial
    Jon A. DeLuca                          Officer (Principal
                                           Financial and Accounting Officer)

                                   SIGNATURES

         THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Compensation Committee of the Company's Board of Directors has duly caused this Registration Statement to be signed by the undersigned on behalf of the Allied Capital Lending Corporation Stock Option Plan, thereunto duly authorized in the City of Washington, District of Columbia, on the 18th day of March, 1997.

                             Allied Capital Lending Corporation
                             Stock Option Plan


                             By: /s/Eleanor Deane Bierbower
                                ------------------------------------------------
                             Eleanor Deane Bierhower, Chairman of Allied Capital Lending Corporation Compensation Committee

                                 EXHIBIT INDEX

  Exhibit Number             Exhibit Name

         4                   Allied Capital Lending Corporation Stock Option Plan

         5                   Opinion of Sutherland, Asbill & Brennan, L.L.P.

         15                  Omitted -- Not applicable

         23                  (a)  Consent of Matthews, Carter and Boyce P.C.
                             (b)  Consent of Counsel -- See Exhibit 5.

         24                  Powers of Attorney
                             These documents form part of the
                             Signature Pages.





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